Exhibit 7.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them.

Date:October 12, 2011
DIAMOND CASTLE PARTNERS IV, L. P.

By: DCP IV GP, L.P., its General Partner
By: DCP IV GP-GP, LLC, its General Partner
*
	Name:	Ari J. Benacerraf
	Title:	Managing Member

DIAMOND CASTLE PARTNERS IV-A, L.P.

By: DCP IV GP, L.P., its General Partner
By: DCP IV GP-GP, LLC, its General Partner
*
	Name:	Ari J. Benacerraf
	Title:	Managing Member

DEAL LEADERS FUND, L.P.

By: DCP IV GP, L.P., its General Partner
By: DCP IV GP-GP, LLC, its General Partner
*
	Name:	Ari J. Benacerraf
	Title:	Managing Member

DCP IV GP, L.P.

By:	DCP IV GP-GP, LLC, its General Partner
*
Name:	Ari J. Benacerraf
Title:	Managing Member

DCP IV GP-GP, LLC
*
Name:	Ari J. Benacerraf
Title:	Managing Member
*
Ari J. Benacerraf
*
Michael W. Ranger
*
Andrew H. Rush
*
David M. Wittels

*By:	/s/ Linda Grogan
Linda Grogan
As Attorney-in-Fact

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